UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under § 240.14a-12

LIFEVANTAGE CORPORATION
(Name of Registrant as Specified In Its Charter)

THE RADOFF FAMILY FOUNDATION BRADLEY L. RADOFF SUDBURY CAPITAL FUND, LP SUDBURY CAPITAL GP, LP SUDBURY HOLDINGS, LLC SUDBURY CAPITAL MANAGEMENT, LLC DAYTON JUDD MICHAEL LOHNER
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Bradley L. Radoff, Sudbury Capital Fund, LP and the other participants named herein (collectively, the “Radoff-Sudbury Group”), have filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of the Radoff-Sudbury Group’s highly-qualified director nominees at the fiscal year 2024 annual meeting of stockholders of LifeVantage Corporation, a Delaware corporation (the “Company”).

On October 12, 2023, the Radoff-Sudbury Group issued the following press release after the close of business:

The Radoff-Sudbury Group Issues Presentation Highlighting the Urgent Need for Targeted Boardroom Change at LifeVantage Corporation

Believes LifeVantage Will be Much Stronger Over the Long-Term if Stockholders Replace Long-Tenured and Seemingly Ineffective Directors Responsible for Years of Value Destruction, Irresponsible Capital Allocation Decisions and Poor Corporate Governance

Highlights the Radoff-Sudbury Group Nominees’ Sizable Stockholdings and Valuable Experience in Corporate Governance, Finance, Direct Selling and the Wellness Industry

Encourages Stockholders to Review the Investor Presentation and Vote for the Radoff-Sudbury Group Nominees – Dayton Judd, Michael Lohner and Bradley L. Radoff – on the BLUE Proxy Card Ahead of the Upcoming Annual Meeting

NEW YORK--(BUSINESS WIRE)-- Bradley L. Radoff and Sudbury Capital Fund, LP (together with their affiliates, the “Radoff-Sudbury Group” or “we”), who collectively own approximately 12.8% of the outstanding stock of LifeVantage Corporation (Nasdaq: LFVN) (“LifeVantage” or the “Company”), today issued a presentation detailing why the Radoff-Sudbury Group believes that LifeVantage is in urgent need of new perspectives in the boardroom following years of poor performance and governance under long-tenured directors Chairman Garry Mauro, Michael Beindorff and Darwin Lewis. The full presentation can be downloaded at the link here.

As a reminder, the Radoff-Sudbury Group has nominated three highly qualified and independent director candidates – Dayton Judd, Michael Lohner and Bradley L. Radoff – for election to LifeVantage’s Board of Directors (the “Board”) at the upcoming Annual Meeting of Stockholders scheduled for November 6, 2023. Our director candidates collectively own significantly more stock than the entire LifeVantage Board combined and possess extensive direct selling, wellness industry, audit, financial and public company board experience that we believe would be additive to the boardroom.

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VOTE “FOR” THE HIGHLY QUALIFIED RADOFF-SUDBURY NOMINEES ON THE BLUE PROXY CARD AHEAD OF LIFEVANTAGE’S UPCOMING ANNUAL MEETING ON NOVEMBER 6, 2023.

ONLY YOUR LATEST DATED VOTE COUNTS. IF YOU VOTED FOR THE COMPANY’S NOMINEES PREVIOUSLY, A LATER DATED VOTE FOR THE RADOFF-SUDBURY NOMINEES WILL OVERRIDE YOUR PRIOR VOTING INSTRUCTIONS.

IF YOU HAVE ANY QUESTIONS REGARDING HOW TO VOTE, PLEASE CALL SARATOGA PROXY CONSULTING AT (888) 368-0379 OR (212) 257-1311 OR BY EMAIL AT INFO@SARATOGAPROXY.COM.

PLEASE KNOW THAT BOTH YOUR INTERACTION WITH OUR PROXY SOLICITOR AND YOUR VOTING DECISION ARE COMPLETELY CONFIDENTIAL.

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Contacts

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

info@saratogaproxy.com